Exhibit 21

Subsidiaries of the Registrant

Designs Securities Corporation
(a Massachusetts securities corporation)

Designs JV Corp.
(a Delaware corporation)

Designs Acquisition Corp.
(a Delaware corporation)

Designs Outlet Inc.
(a Delaware corporation)

Designs Apparel, Inc.
(a Delaware corporation)